Registration No. 33-48377


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933



                             AUDIO KING CORPORATION
             (Exact name of registrant as specified in its charter)

      Minnesota                                        41-1565405
(State of incorporation)                   (I.R.S. Employer Identification No.)

                              3501 S. Highway 100
                        St. Louis Park, Minnesota 55416
              (Address of principal executive office and zip code)



                                  H. G. Thorne
                     Chief Executive Officer and President
                             Audio King Corporation
                              3501 S. Highway 100
                            St. Louis Park, MN 55416
                                 (612) 920-0505
           (Name, address and telephone number of agent for service)

                                   Copies to:

                             Robert K. Ranum, Esq.
                            Fredrikson & Byron, P.A.
                           1100 International Centre
                            900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7067

     This Post-Effective Amendment No. 1 is being filed to de-register 355,558 shares of Common Stock of Audio King Corporation (the "Registrant"). Such shares were registered under a Registration Statement on Form S-3, Reg. No. 33-48377, for sale by certain shareholders of the Registrant. This Post-Effective Amendment No. 1 is being filed in accordance with the Registrant's undertaking set forth in Part II, Item 17(a)(3) of the Registration Statement.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 19th day of October, 1995.


                             AUDIO KING CORPORATION
                             (the "Registrant")



                             By  /s/ H. G. Thorne
                                 H. G. Thorne, President, Chief Executive
                                      Officer and Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



    Signature                   Title                                Date


 /s/ H. G. Thorne           President, Chief Executive          October 19, 1995
H. G. Thorne                Officer, Chief Financial
                            Officer and Director
                            (principal executive officer and
                            principal financial and
                            accounting officer)

         *                  Chairman of the Board
Randel S. Carlock


         *                  Director
Sherman A. Swenson


         *                  Director
Barry R. Rubin


         *                  Director
Gary S. Kohler


*By  /s/ H. G. Thorne
    H. G. Thorne as attorney-in-fact
    pursuant to power of attorney
    filed June 3, 1992